EXHIBIT 10.82
EXTENSION NO. 1 TO LEASE
This Extension No. 1 to Lease is made, for reference purposes only, this 11th day of October, 2008, between 600 Rockford LLC (“Landlord”) and Rockford Corporation (“Tenant”), with reference to the following:
RECITALS
A.	Reynolds Development Co., a DBA of Jerome A. Reynolds and/or Cathy E. Reynolds (“Prior Landlord”) and Tenant entered into an Industrial Lease dated May 1, 2003 (“Lease”) for the rental of the Premises (as defined in the Lease).

B.	On May 3, 2007, Landlord purchased from Prior Landlord, its rights, title and interest in the Premises.

C.	On September 30, 2008 Tenant exercised its option to extend the Lease referenced in Paragraph 23 of the Lease, subject to Landlord agreeing to (1) fund or reimburse Tenant $125,000 (“Improvement Funds”) for Tenant’s making leasehold improvements or alterations on the Premises (“Improvements”), and (2) provide Tenant with an additional 5-year option under the same terms and conditions contained in Paragraph 23 of the Lease. On the same date, Landlord agreed to the exercise of Tenant’s option to extend with these two additional conditions.

D.	It is the desire of Landlord and Tenant to formalize the terms of the Tenant’s exercise of its option to extend the Lease via this Extension No. 1.
AGREEMENT
1.	Exercise of Option to Extend

Pursuant to Paragraph 23 of Lease, Tenant hereby exercises its option to extend the Lease for a period of five (5) years (“Extension Period”). The covenants and conditions between Landlord and Tenant during this Extension Period shall be the same as those contained in the Lease, except that the monthly base rent during the first year of the Extension Period shall be the same as the monthly base rent for September 2009 under the Lease, plus 3%, and the base rent for each subsequent year of the Extension Period shall be subject to a 3% annual increase from the base rent for the previous year. Thus, the base rent schedule for this Extension No. 1 shall be as follows:

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PERIOD	MONTHLY BASE RENT

Oct. 1, 2009 thru Sept. 30, 2010	$26,780.00
Oct. 1, 2010 thru Sept. 30, 2011	$27,583.40
Oct. 1, 2011 thru Sept. 30, 2012	$28,410.90
Oct. 1, 2012 thru Sept. 30, 2013	$29,263.23
Oct. 1, 2013 thru Sept. 30, 2014	$30,141.13
2.	Property Renovation

Tenant may make Improvements to the interior of the Premises at Tenant’s sole cost and expense (but subject to Landlord’s contribution of the Improvement Funds). Construction of the Improvements shall be pursuant to the terms of Paragraph 7.4 of the Lease.

3.	Landlord Tenant Improvement Contribution

Landlord shall fund the Improvement Fund to Tenant for payment or re-imbursement of the Improvements. Tenant shall provide contractor invoices or evidence of payment (“Invoice”) to Landlord in order to receive payment or re-imbursement from Landlord. Upon Landlord’s receipt of an Invoice, Landlord will fund to Tenant the amount shown on such Invoice within 30 days of its receipt, provided that Landlord will not be required to fund more than the amount of the Improvement Fund.

4.	Additional Option — Extension No. 2

If Tenant shall not be in default under the terms and conditions of the Lease, Tenant shall have the right and option to extend the term of the Lease (“Extension No. 2”) for one additional period of five (5) years (October 1, 2014 thru September 30, 2019) (“Second Extension Period”). Tenant may exercise such option only by giving Landlord written notice thereof not less than one (1) year prior to the expiration of the Extension Period. The covenants and conditions between Landlord and Tenant during the Second Extension Period shall be the same as those contained in the Lease, except that the monthly base rent during the first year of the Second Extension Period shall be the same as the monthly base rent for September 2014 under this Extension No. 1, plus 3%, and the base rent for each subsequent year of the Second Extension Period shall be subject to a 3% annual increase from the base rent of the previous year. Thus, the base rent schedule for Extension No. 2 shall be as follows:

PERIOD	MONTHLY BASE RENT

Oct. 1, 2014 thru Sept. 30, 2015	$31,045.36
Oct. 1, 2015 thru Sept. 30, 2016	$31,976.72
Oct. 1, 2016 thru Sept. 30, 2017	$32,936.02
Oct. 1, 2017 thru Sept. 30, 2018	$33,924.10
Oct. 1, 2018 thru Sept. 30, 2019	$34,941.82

5.	Notices

Notices to Landlord under the Lease shall be sent to the following address rather than the address currently specified in Paragraph 19 of the Lease:
600 Rockford LLC
2 Merlot Court
Bedford, New Hampshire 03110
(603) 488-1983

6.	Miscellaneous Provisions

Except as specifically amended hereby, all terms and conditions in the Lease shall remain unmodified and in full force and effect. If there is any conflict or inconsistency between the Lease and this Extension No. 1, this Extension No. 1 shall prevail and control.
IN WITNESS HEREOF, Landlord and Tenant agree to the foregoing as evidenced by offering their signatures below.

LANDLORD:	TENANT:

600 Rockford LLC, a Delaware limited liability company	Rockford Corporation, an Arizona corporation

By:	By:

Kenneth G. Livadas

Its: Managing Member	Its:

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